Exhibit 99.1

Quill Orme Healey

December 29, 2011

Mr. Guy W. Millner

AssuranceAmerica Corporation

RiverEdge One, Suite 600

5500 Interstate North Parkway

Atlanta, Georgia 30303

Dear Guy,

Please accept my resignation from the Board of AssuranceAmerica Corporation effective December 30, 2011.

Sincerely,

/s/Quill O. Healey

Quill O. Healey